AEye Names Tech Leader Matt Fisch as CEO

Former Intel, HARMAN International, and Verifone Exec to Lead Company as it Prepares to Deliver Commercial Products at Scale Across Markets

Dublin, CA – February 1, 2023 – AEye, Inc. (NASDAQ: LIDR), a global leader in adaptive, high-performance lidar solutions, today announced it has named Matt Fisch as the company’s new CEO and as a member of its board of directors effective February 13, 2023. Fisch is a deeply technical C-level leader with 30 years of experience delivering breakout products across industries, and scaling software organizations at multi-billion-dollar global companies including HARMAN International, Intel, and Verifone. He takes the reins at AEye as the company transitions into commercialization of its award-winning product line across multiple markets.

“Matt is the right leader at the right time for AEye,” said Carol DiBattiste, chair of the AEye board of directors. “His technical leadership and vast experience leading teams to successfully deliver groundbreaking software-driven products, including for the automotive market, will be instrumental as AEye continues its path toward commercialization. Matt brings the ideal mix of business acumen and software, systems, and product development expertise to AEye as the company doubles-down on its mission to save lives and propel the future of transportation and mobility.”

“AEye’s software-defined lidar is foundational to the next generation of mobility applications, and as we prepare to scale the company, the productization experience Matt brings to AEye will be key in taking the company to the next level,” said Luis Dussan, founder and CTO of AEye. “Matt’s deep automotive and semiconductor experience will help propel us to the next level as a premier automotive technology supplier as we continue to enhance, productize, and monetize our platform and product portfolio,” added AEye co-founder and general manager of Automotive, Jordan Greene. “His expertise perfectly complements and strengthens our management team, and we are delighted to welcome him on board as our CEO.”

Fisch has deep and broad technical expertise across the automotive market, having served as the VP of R&D at HARMAN International Industries, where he led the global R&D organization that was responsible for developing HARMAN’s car audio business for North America, Europe, China, Japan, and Korea. Most recently, he held SVP and CTO positions at Gentherm (NASDAQ: THRM), a $1.1B developer of thermal management technologies which has been named a Supplier of the Year by General Motors two years in row. There, he led the company’s transformation to align with the electrification of the automotive industry and the shifting value proposition to software and systems. The results of this effort include the highly regarded ClimateSense® technology recently introduced by General Motors in the Cadillac CELESTIQ.

Beyond automotive, Fisch has led global product development across industries ranging from payments to consumer electronics. He served as EVP of Global Engineering at Verifone, where he was responsible for all product development globally, leading a team of over 2,000 software engineers across 50 locations and responsible for a $200M Opex budget. He also spent 22 years at Intel, where as GM of Android and Windows software engineering, he led software product development and deep technical partnerships with Apple, Google, and Microsoft across mobile computing, cell phone, tablet, and consumer product lines. Fisch holds a Master of Engineering in Computer Engineering, and a Bachelor of Science in Electrical Engineering, both from Cornell University.

“I am thrilled to join AEye as CEO,” said Fisch. “AEye is a company based on discipline, innovation, and integrity. With these values at its core, the company has built a uniquely powerful sensing platform, established a highly scalable business model, and created one of the most impressive teams in the space. With these essential components in place, I look forward to leading AEye as we continue to build the business.”

“Now that we have launched our intelligent 4Sight platform and have begun to scale the business, it is the perfect time to pass the baton to Matt. He is a highly respected technology executive and organizational leader who will spearhead the production ramp of AEye’s lidar systems for penetration across markets,” said Blair LaCorte, AEye’s outgoing CEO. “We have the right technology, product, team, and partners in place to claim more than our fair share of an enormous market opportunity, and Matt – with his deep experience developing and deploying market-leading products globally – is the right leader to take us to the next level.”

AEye launched a search for a successor to fill the role of departing CEO Blair LaCorte in December 2022. The search was led by board chair, Carol DiBattiste, and board member Timothy J. Dunn, the chair of the company’s audit and compensation committees, and assisted by members of management, including founder, CTO, and board member Luis Dussan and co-founder and GM of Automotive Jordan Greene. LaCorte will continue with AEye as a member of the AEye Advisory Board.

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, logistics, and off-highway applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has a global presence through its offices in Germany, Japan, Korea, and the United States.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about the experience of Mr. Fisch and its applicability to AEye, AEye’s products, and AEye’s progress in product commercialization, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye may be unable to successfully transition to delivering commercial products at scale across markets in the time frame anticipated, or at all; (ii) the risks that Mr. Fisch may be unable to commence employment with AEye on February 13, 2023 as CEO, and as a member of its board of directors, or at any time thereafter; (iii) the risks that Mr. Fisch’s technical leadership and experience may not be as instrumental in AEye’s commercialization of its products as anticipated, or at all; (iv) the risks that AEye’s software-defined lidar is not foundational to the next generation of mobility applications to the extent anticipated, or at all; (v) the risks that Mr. Fisch’s productization experience may not translate to AEye nor be key in taking AEye to the next level, to the extent anticipated, or at all; (vi) the risks that Mr. Fisch’s experience may not help propel AEye to the next level, whether as a premier automotive technology supplier, or otherwise, to the extent anticipated, or at all; (vii) the risks that AEye, with or without Mr. Fisch as CEO, will be able to continue to enhance, productize, or monetize AEye’s platform or product portfolio to the extent anticipated, or at all;

(viii) the risks that the production ramp of AEye’s products, across one or more markets, may not occur in the time frame anticipated, or at all; (ix) the risks that AEye’s technology, product, team, and partners may not enable AEye to claim more than a fair share of the market opportunity, or any share of the market, nor may the market opportunity itself be as enormous as anticipated; (x) the risks that the leadership transition will cause disruption among AEye, its employees, its customers, its vendors, or its other stakeholders; (xi) the risks that AEye may not be able to successfully navigate either or both of the supply chain disruptions it faces or the inflationary challenges that currently exist and which may continue for a time period that is longer than anticipated, or is more severe than contemplated; (xii) the risks that the traction gained by AEye to date will translate into future growth, revenue, or profitability to the extent anticipated or in the time frame contemplated, or at all; (xiii) the risks that AEye will be unable to strengthen its competitive position or deliver on its key objectives due to supply chain disruptions, economic uncertainties, or otherwise; (xiv) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xv) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xvi) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xvii) changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xviii) the risks that AEye may not continue to execute against its business plan to the extent anticipated, or at all; (xix) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xx) the risks that AEye’s products will not function as anticipated by AEye, or by target markets and customers; (xxi) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xxii) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxiii) the risks that AEye is unable to adequately implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxiv) the risks of downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, including the Delta and Omicron variants, as well as future variants and subvariants, which has caused significant economic uncertainty, which economic uncertainty may linger for many years. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Quarterly Report on Form 10-Q that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

All product and company names are trademarks™ or registered® trademarks of their respective holders. Use of them does not imply any affiliation with or endorsement by them.

Media Contacts

Jennifer Deitsch

AEye, Inc.

jennifer@aeye.ai

925-400-4366

Andie Davis

Landis Communications Inc.

AEye@landispr.com

415-717-9133

Investors Contact

Clyde Montevirgen

AEye, Inc.

cmontevirgen@aeye.ai

925-400-4366